UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2012

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, John B. Menzer resigned as Chief Executive Officer of Michaels Stores, Inc. (the “Company”), effective immediately, to focus on recovery and rehabilitation from the stroke he suffered in April. In connection with his resignation, Mr. Menzer will receive the benefits and payments which become payable in connection with a termination of his employment related to a disability, pursuant to the terms of his employment agreement with the Company dated as of March 6, 2009, and as amended on June 2, 2009 (such employment agreement and amendment previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2009).

As previously disclosed, the Board of Directors of the Company established an interim Office of the Chief Executive Officer (the “CEO Office”) comprised of Charles M. Sonsteby and Lewis S. Klessel, and temporarily transferred Mr. Menzer’s responsibilities to the CEO Office.  Messrs. Sonsteby and Klessel will continue to execute the responsibilities of the Company’s principal executive officer through the CEO Office, until the Company’s search for a new Chief Executive Officer is completed.

Item 8.01               Other Events.

On July 20, 2012, the Company issued a press release announcing Mr. Menzer’s resignation, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press release of Michaels Stores, Inc. dated July 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Senior Vice President, Secretary and General Counsel

Date: July 23, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of Michaels Stores, Inc. dated July 20, 2012.